UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 15, 2003

Date of Report (Date of earliest event reported):

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13223 (Commission File Number)	65-0777234 (IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida (Address of Principal Executive Offices)	33139 (Zip Code)

(305) 695-5500 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On October 15, 2003, LNR Property Corporation issued a press release (the “Press Release”) announcing that it has agreed to sell $300 million of 7.25% Senior Subordinated Notes due 2013 to qualified institutional investors in a transaction complying with the Securities and Exchange Commission Rule 144A. A copy of the Press Release is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document

99.1	Press Release issued by LNR Property Corporation on October 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2003

By:	/s/ SHELLY RUBIN

Name: Shelly Rubin Title: Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release issued by LNR Property Corporation on October 15, 2003.